Exhibit 99.1
Ensco International Incorporated 500 North Akard Suite 4300 Dallas, TX 75201-3331 Phone: (214) 397-3000 www.enscointernational.com	News Release

Ensco International Reports Fourth Quarter and Full Year 2008 Results

Dallas, Texas, February 26, 2009 ... Ensco International Incorporated (NYSE: ESV) reported net income of $299.8 million ($2.14 per diluted share) on revenues of $622.1 million for the quarter ended December 31, 2008, as compared to $238.6 million ($1.66 per diluted share) on revenues of $517.7 million for the prior year quarter.

For the full year ended December 31, 2008, net income was $1,150.8 million ($8.11 per diluted share) on revenues of $2,450.4 million as compared to $992.0 million ($6.73 per diluted share) on revenues of $2,088.6 million for the prior year. Full year results include a loss from discontinued operations of $9.2 million ($0.06 per diluted share) related to the total loss of ENSCO 74, a Gulf of Mexico jackup rig that was presumed sunk in the aftermath of Hurricane Ike in September 2008.

The average day rate for Ensco's 43-rig jackup fleet for the quarter ended December 31, 2008, increased 14% to $160,000, as compared to $140,600 in the prior year quarter. Utilization of the Company's jackup fleet was 95% in the fourth quarter of 2008 compared to 88% in the fourth quarter of 2007.

Dan Rabun, Chairman, President and Chief Executive Officer, commented on the Company's results, deepwater initiative and outlook: "2008 was another excellent year for Ensco, both in terms of our record financial results and our outstanding safety record. Our employees are to be commended for their significant contributions in both areas.

"We expect to begin realizing the benefit of our significant deepwater investment starting in the second quarter of 2009. The first of our seven new ENSCO 8500 Series® ultra-deepwater semis, ENSCO 8500, is currently undergoing deepwater sea trials prior to the anticipated commencement of operations in early April. With the expected addition of all seven new 8500 Series deepwater rigs to our fleet by 2012, we anticipate that our deepwater segment will contribute approximately one-third of our revenue once all the new rigs are delivered and operational.

"Our balance sheet remains strong, with $790 million in cash and only $292 million of debt as of December 31, 2008.

"We are beginning to be impacted by lower oil and gas prices, tight credit markets and the global recession. There is no question that 2009 will be a challenging year and that jackup rigs, including some of our own, will be without contracts for some portion of the year. Despite the challenging outlook, we believe our strong balance sheet, favorable contract backlog, conservative approach to internally funding our new rig construction program and the growing contribution from our deepwater fleet will provide Ensco a competitive advantage over the next several years."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements regarding future competitive advantages, future operations, future revenue contributions of the 8500 Series rigs, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, day rates, utilization, revenues, operating expenses, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future construction (including rig construction in progress and timing of completion thereof), enhancement, upgrade or repair of rigs and timing thereof; future mobilization, relocation or other movement of rigs and timing thereof; future availability or suitability of rigs and timing thereof; and statements regarding the likely outcome of litigation, legal proceedings, investigations or claims and timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including, (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) risks associated with the current global economic crisis and its impact on capital markets and liquidity, (iii) prices of oil and natural gas in general, and the recent precipitous decline in prices in particular, and the impact of commodity prices upon future levels of drilling activity and expenditures, (iv) changes in the timing of revenue recognition resulting from the deferral of revenues payable by our customers (which are recognized over the contract term upon commencement of drilling operations) for mobilization of our drilling rigs, time waiting on weather or time in shipyards, (v) excess rig availability or supply resulting from delivery of new drilling rigs, (vi) heavy concentration of our rig fleet in premium jackups, (vii) cyclical nature of the industry, (viii) worldwide expenditures for oil and natural gas drilling, (ix) operational risks, including hazards created by severe storms and hurricanes, (x) risks associated with offshore rig operations or rig relocations in general, and in foreign jurisdictions in particular, (xi) renegotiation, nullification or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xii) inability to collect receivables, (xiii) changes in the dates new contracts actually commence, (xiv) changes in the dates our rigs will enter a shipyard, be delivered, return to or enter service, (xv) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xvi) availability of transport vessels to relocate rigs, (xvii) environmental or other liabilities, risks or losses, whether related to hurricane equipment damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xviii) limited availability of insurance coverage at commercially feasible rates for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris,(xix) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xx) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (xxi) governmental action, political and economic uncertainties, (xxii) our ability to attract and retain skilled personnel, (xxiii) expropriation, nationalization, deprivation, terrorism or military action impacting our operations, assets or financial performance, (xxiv) outcome of litigation, legal proceedings, investigations or claims, (xxv) adverse changes in foreign currency exchange rates, (xxvi) potential long-lived asset or goodwill impairments, and (xxvii) potential reduction in fair value of our auction rate securities and (xxviii) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscointernational.com. All information in this press release is as of February 26, 2009. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Ensco, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc, (214) 397-3011

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Ensco will conduct a conference call at 10:00 a.m. Central Time on Thursday, February 26, 2009, to discuss its fourth quarter and full year 2008 results. The call will be broadcast live over the Internet at www.enscointernational.com. Interested parties also may listen to the call by dialing (719) 325-4772. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 4555175). A transcript of the call and access to a replay or MP3 download can be found on-line on the Ensco website www.enscointernational.com in the Investors Section.

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

OPERATING REVENUES	$622.1	$517.7	$2,450.4	$2,088.6

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	209.0	170.6	800.5	671.2
Depreciation	47.9	44.2	189.5	180.2
General and administrative	12.1	12.9	53.8	59.5

	269.0	227.7	1,043.8	910.9

OPERATING INCOME	353.1	290.0	1,406.6	1,177.7

OTHER INCOME (EXPENSE)
Interest income	2.1	6.7	14.0	26.3
Interest expense, net	--	--	--	(1.9)
Other, net	(11.1)	3.9	(18.2)	13.4

	(9.0)	10.6	(4.2)	37.8

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	344.1	300.6	1,402.4	1,215.5

PROVISION FOR INCOME TAXES	43.6	66.7	242.4	248.3

INCOME FROM CONTINUING OPERATIONS	300.5	233.9	1,160.0	967.2

DISCONTINUED OPERATIONS, NET	(0.7)	4.7	(9.2)	24.8

NET INCOME	$299.8	$238.6	$1,150.8	$992.0

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$ 2.15	$ 1.63	$ 8.19	$ 6.59
Discontinued operations	(0.01)	0.03	(0.06)	0.17

	$ 2.14	$ 1.66	$ 8.13	$ 6.76

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$ 2.14	$ 1.62	$ 8.17	$ 6.57
Discontinued operations	(0.00)	0.03	(0.06)	0.17

	$ 2.14	$ 1.66	$ 8.11	$ 6.73

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	140.0	143.4	141.6	146.7
Diluted	140.1	144.0	141.9	147.3

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	December 31,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$789.6	$629.5
Accounts receivable, net	482.7	383.2
Other	128.6	116.6

Total current assets	1,400.9	1,129.3

PROPERTY AND EQUIPMENT, NET	3,871.3	3,358.9

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	64.2	--

OTHER ASSETS, NET	157.5	144.4

	$5,830.1	$4,968.8

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$410.7	$484.4
Current maturities of long-term debt	17.2	19.1

Total current liabilities	427.9	503.5

LONG-TERM DEBT	274.3	291.4

DEFERRED INCOME TAXES	340.5	352.0

OTHER LIABILITIES	110.5	69.9

STOCKHOLDERS' EQUITY	4,676.9	3,752.0

	$5,830.1	$4,968.8

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions)

	Year Ended
	December 31,
	2008	2007
OPERATING ACTIVITIES
Net income	$1,150.8	$992.0
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation expense	189.5	180.2
Changes in operating assets and liabilities	(289.2)	22.1
Other	89.0	19.8

Net cash provided by operating activities of continuing
operations	1,140.1	1,214.1

INVESTING ACTIVITIES
Additions to property and equipment	(772.1)	(519.4)
Other	50.3	7.7

Net cash used in investing activities	(721.8)	(511.7)

FINANCING ACTIVITIES
Repurchase of common stock	(259.7)	(527.6)
Proceeds from exercise of stock options	27.3	35.8
Cash dividends paid	(14.3)	(14.8)
Reduction of long-term borrowings	(19.0)	(165.3)
Other	5.3	6.6

Net cash used in financing activities	(260.4)	(665.3)

Effect of exchange rate fluctuations on cash and cash equivalents	(15.0)	(0.8)

Net cash provided by operating activities of discontinued operations	17.2	27.4

INCREASE IN CASH AND CASH EQUIVALENTS	160.1	63.7

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	629.5	565.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$789.6	$629.5

ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS

			Third
	Fourth Quarter		Quarter
	2008	2007	2008

Contract drilling
Average day rates
Jackup rigs
Asia Pacific	$159,051	$136,768	$156,951
Europe/Africa	227,679	212,844	226,080
North and South America	115,002	83,453	108,174

Total jackup rigs	159,985	140,556	156,860
Semisubmersible rig - N. America	n/a	201,008	361,612
Barge rig - Asia Pacific	n/a	72,997	73,080

Total	$159,985	$140,473	$160,077

Utilization
Jackup rigs
Asia Pacific	94%	99%	96%
Europe/Africa	94%	89%	96%
North and South America	99%	74%	98%

Total jackup rigs	95%	88%	97%
Semisubmersible rig - N. America	100%	97%	87%
Barge rig - Asia Pacific	0%	100%	50%

Total	93%	89%	96%